                                                                    EXHIBIT 20.1


First National Bank of Commerce Credit Card Master Trust
                 Excess Spread Analysis

                   For month ending:      January-01

             Card Trust                 FNBC 1997-1
             Deal Size                      $300MM
             Expected Maturity             8/15/02

               Portfolio Yield                  19.26%
                         Less:
                Wtd Avg Coupon                   6.19%
                Servicing Fees                   1.50%
                   Charge-offs                   5.16%

                Excess Spread:
                        Jan-01                   6.41%
                        Dec-00                   6.27%
                        Nov-00                   6.35%
                      3-mo avg                   6.35%
                Delinquencies:
                 30 to 59 Days                   1.39%
                 60 to 89 Days                   0.87%
                     90+  Days                   1.62%

                     30+  Days                   3.88%

         Monthly Payment Rate:                  13.38%